            OWENS-ILLINOIS REPORTS INCREASED SALES AND EARNINGS

     Toledo, Ohio, April 17, 1997 --Owens-Illinois, Inc., (NYSE: OI) today reported increased sales and earnings for the first quarter of 1997.

     Owens-Illinois reported net earnings of $54.6 million, or $0.44 per share, compared with $39.6 million, or $0.33 per share, for the first quarter of 1996. Excluding the net aftertax effect of certain one-time items in 1997, first quarter earnings rose 19% to $47.0 million, or $0.38 per share, compared with the first quarter of 1996. The 1997 results include a net gain of $16.3 million on the previously announced sale of the company's remaining 49% interest in Kimble Glass, partially offset by unusual charges, net of tax, totaling
$8.7 million.

     First quarter net sales rose 17% to $1.056 billion, reflecting higher sales by existing businesses as well as the effect of recent acquisitions. Net sales in the first quarter of 1996 were $905.8 million.

     Joseph H. Lemieux, Owens-Illinois chairman and chief executive officer, said, "Our first quarter performance again demonstrates the positive results of our strategy to build on the strengths of our existing businesses while expanding our global presence through strategic acquisitions." Beginning in 1992, Owens-Illinois has achieved double-digit increases in earnings from continuing operations, excluding the effects of unusual items, for five consecutive years.

     As announced previously, Owens-Illinois on February 3 completed the acquisition of a controlling interest in AVIR S.p.A., the largest glass container company in Italy with additional operations in the Czech Republic and Spain, and on February 5 acquired certain assets of Anchor Glass Container Corporation. O-I's 1997 first quarter results include two months of operations by these recently acquired units.

     "As we integrate these newly acquired businesses into our operations, we expect to gain further benefits such as economies of scale, manufacturing and transportation efficiencies, and increased productivity," Mr. Lemieux said.

     O-I's plastics and closures operations reported substantial increases in sales and operating profit in the 1997 first quarter. Improved manufacturing performance, increased demand for prescription containers, and higher shipments of plastic containers for personal care items such as shampoos, lotions, and liquid shower soaps highlighted the strong performance.

     The international operations reported increased unit shipments, sales, and operating profit. Improved results in Poland and Venezuela, along with the contributions of the recently acquired AVIR operations, more than offset the effects of soft market conditions in Brazil and Hungary.

     The domestic glass container operations reported increased sales and operating profit as they continued to benefit from ongoing initiatives to improve quality, productivity, and cost control. Unit shipments, driven primarily by increased demand from U.S. brewers, were up slightly from those

                              Page 5 of 10 pages
of the previous year, even before the addition of business gained through the Anchor acquisition.

     The effective tax rate for the first quarter of 1997, excluding the effect of the Kimble Glass gain, was 34.4%, compared to 32.4% for the full year 1996. For financial reporting purposes, no tax has been provided on the Kimble Glass gain because the sale will be reported as a capital loss for tax purposes.



CONTACT:  Owens-Illinois, John Hoff, 419-247-1203










































                              Page 6 of 10 pages

                          OWENS-ILLINOIS, INC.
              Condensed Consolidated Results of Operations
             (Millions of dollars, except per share amounts)

                                       Three Months ended March 31,
                                     --------------------------------
                                          1997             1996
                                        --------         --------

Net sales                               $1,056.3         $  905.8
                                        --------         --------
                                        --------         --------
Earnings before interest expense,
  income taxes and minority
  share owners' interests (a)           $  170.3         $  147.9

Interest expense                            85.9             73.5
                                        --------         --------

Earnings before items below                 84.4             74.4

Provision for income taxes                  23.4             25.9

Minority share owners' interests
  in earnings of subsidiaries                6.4              8.9
                                        --------         --------

Net earnings                            $   54.6         $   39.6
                                        --------         --------
                                        --------         --------

Net earnings per share
  of common stock                       $   0.44         $   0.33
                                        --------         --------
                                        --------         --------

Average shares outstanding (000s) (b)    121,813          120,060
                                        --------         --------
                                        --------         --------

(a) Amount for 1997 includes: (1) a gain of $16.3 million ($16.3 million aftertax) on the sale of the remaining 49% interest in Kimble Glass, and
(2) charges of $14.1 million ($8.7 million aftertax) principally for guarantees of certain obligations of a business divested several years ago.

    The net aftertax effects of these items on 1997 earnings per share are as follows:

      Net earnings                                  $   0.44
      Unusual first quarter charges (credits):
        Charge for guarantee obligations and other      0.07
        Gain on sale of Kimble Glass                   (0.13)
                                                    --------
      Earnings before unusual first quarter items   $   0.38
                                                    --------
                                                    --------
                              Page 7 of 10 pages

(b) The increase in average shares outstanding from 1996 to 1997 resulted from the issuance of approximately 2.2 million shares in the first quarter of 1997 for the exercise of stock options, most of which were to expire in July 1997, pursuant to the Company's stock option plans.

















































                              Page 8 of 10 pages

                         OWENS-ILLINOIS, INC.
               Consolidated Supplemental Financial Data
                   (Preliminary - subject to change)
                          Millions of Dollars

                                              Three Months Ended
                                                   March 31,
                                           ------------------------
                                             1997            1996
                                           --------        --------
Net sales:
  Glass Containers                         $  775.6        $  641.8
  Plastics and Closures                       280.4           263.6
  Eliminations and other                         .3              .4
                                           --------        --------
Consolidated total                         $1,056.3        $  905.8
                                           --------        --------
                                           --------        --------

Operating profit:
  Glass Containers                         $  101.1        $   98.7
  Plastics and Closures                        51.7            43.8
  Eliminations and other
    retained costs (a)                           .9            (6.4)
                                           --------        --------
Consolidated total                         $  153.7        $  136.1
                                           --------        --------
                                           --------        --------


Equity earnings                            $    8.8        $    5.3
                                           --------        --------
                                           --------        --------

Amortization of
  deferred costs                           $   14.3        $   12.9
                                           --------        --------
                                           --------        --------

Depreciation                               $   67.7        $   52.8
                                           --------        --------
                                           --------        --------

Additions to property,
  plant, and equipment                     $   76.6        $   77.1
                                           --------        --------
                                           --------        --------






                              Page 9 of 10 pages

                                           March 31,       March 31,
                                             1997            1996
                                           --------        --------

Total debt                                 $3,569.6        $2,851.7
                                           --------        --------
                                           --------        --------

Share owners' equity                       $  757.3        $  570.1
                                           --------        --------
                                           --------        --------

(a) Operating profit for 1997 includes: (1) a gain of $16.3 million ($16.3 million aftertax) on the sale of the remaining 49% interest in Kimble Glass, and
(2) charges of $14.1 million ($8.7 million aftertax) principally for guarantees of certain obligations of a business divested several years ago.




































                              Page 10 of 10 pages